Exhibit 10.5

SECURITY AGREEMENT

This Security Agreement is entered into between NORTHERN LIGHTS ETHANOL, LLC, a South Dakota limited liability company, as grantor and obligor (the “Borrower”), and U.S. BANK NATIONAL ASSOCIATION (the “Secured Party”), is made effective August 28, 2006, and is executed and delivered by Borrower to Secured Party pursuant to that Amended and Restated Loan Agreement between Borrower and Secured Party dated as of August 28, 2006 (the “Loan Agreement”):

Grant of Security Interest.  To secure the Secured Obligations as defined below, the Borrower grants the Secured Party a security interest in the following described personal property (hereinafter the “Collateral”):

All right, title and interest of Borrower in and to all of Borrower’s assets and properties of all kinds and descriptions, wherever the same may now or hereafter be located, now existing and/or owned or hereafter arising and/or acquired or in which Borrower has or hereafter may acquire an interest (to the extent of such interest), including, without limitation, all of the following:

All accounts (as defined in the UCC), now owned or hereafter created or acquired by Borrower including, without limitation, all of the following now owned or hereafter created or acquired by Borrower:  (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Borrower arising from the sale, lease or exchange of goods or other property and/or the performance of services; (b) Borrower’s rights in, to and under all purchase orders for goods, services or other property; (c) Borrower’s rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers’ rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) monies due to or to become due to Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services (whether or not yet earned by performance on the part of Borrower); (e) health-care insurance receivables; (f) insurance receivables for lost inventory and business interruption; and (g) proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing;

All inventory (as defined in the UCC), now owned or hereafter acquired by Borrower, wherever located, including, without limitation, products intended for sale, rent, lease or other disposition and other materials and supplies (including packaging and shipping materials) used or consumed, or held for use or consumption, in the sale thereof and goods which are returned to or repossessed by Borrower;

All general intangibles (as defined in the UCC) now owned or hereafter acquired by Borrower, including, without limitation, all right, title and interest of Borrower in and to:  (a) all agreements, leases (including purchase options with respect thereto), licenses and contracts (including all rights under the agreements pursuant to which Borrower acquired or hereafter acquires any subsidiary, division or operating entity and all documents, instruments, agreements and understandings relating thereto) to which Borrower is or may become a party; (b) all obligations or indebtedness owing to Borrower (other than accounts described above) from whatever source arising; (c) all tax refunds and rights to receive tax refunds; (d) all patents and patent applications, trademarks and trademark applications or registrations, copyrights and copyright applications or registrations, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other business identifiers and other intellectual property; (e) all rights to refunds or indemnification (including, without limitation, all amounts refunded or paid to Borrower as a result of such amounts being deemed voidable transfers in any insolvency or bankruptcy proceeding), contribution and subrogation; (f) all causes of action, choses in action and judgments; and (g) all trade secrets, know how, corporate and other business records and other confidential information relating to the business of Borrower; the prices which Borrower obtains for its services or at which it sells merchandise; estimating and cost procedures; profit margins; policies and procedures pertaining to the sale of products and services; information concerning suppliers of Borrower; and information concerning the manner of operation, business plans, projections, and all other information of any kind or character, whether or not reduced in writing, with respect to the conduct by Borrower of its business not generally known by the public; (h) all payment intangibles; (i) all software; (j) all websites; (k) all partnership and limited liability partnership interests; and (l) all membership interests in limited liability companies;

All documents (as defined in the UCC) or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Borrower;

All instruments (as defined in the UCC) (including, but not limited to, promissory notes, drafts, bills of exchange and trade acceptances), chattel paper (as defined in the UCC) (whether tangible or electronic) and letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), now owned or hereafter acquired by Borrower;

All equipment (as defined in the UCC) by Borrower including, without limitation, all machinery, apparatus, furniture, fixtures, tools, attachments, materials, storage and handling equipment, and all parts thereof and all additions and accessions thereto and replacements therefor;

All of the following:  plant fixtures, business or trade fixtures, other fixtures and storage office facilities, wherever located and all additions and accessions thereto and replacements therefor;

All deposit accounts (as defined in the UCC) of Borrower maintained with any bank or financial institution;

All monies, reserves and property of Borrower now or at any time or times hereafter in the possession or under the control of the Secured Party or any bailee of the Secured Party;

All building and construction materials before and after incorporated into any improvement, including but not limited to, all other items not considered a part of the real property legally described as follows:

Parcel A in the Southwest Quarter (SW 1/4) of Section Twelve (12), Township One Hundred Twenty-One (121) North, Range Forty-Seven (47) West of the Fifth Principal Meridian, Grant County, South Dakota, according to the recorded plat thereof.

Parcel B in the Southeast Quarter (SE 1/4) of Section Eleven (11), Township One Hundred Twenty-One (121) North, Range Forty-Seven (47) West of the Fifth Principal Meridian, Grant County, South Dakota, according to the recorded plat thereof.

All contracts, plans, specifications, construction documents and records of any kind relating to the Borrower’s properties;

All books, records, blueprints, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon;

All investment property (as defined in the UCC);

All supporting obligations (as defined in the UCC);

All bio-energy subsidies and other government entitlements, subsidies, and payment rights and any other rights under government and quasi government programs; and

All products and proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any property described above or the proceeds thereof, including, without limitation, all claims of Borrower against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any property described above or business interruption, and any condemnation or requisition payments with respect to any property described above, and any condemnation or requisition payments with respect to any property described above, in each case whether now existing or hereafter arising.

The Collateral shall include (i) all substitutions and replacements for and proceeds of any and all of the foregoing property, and in the case of all tangible Collateral, all accessions, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.  All references to “UCC” in this Security Agreement shall mean the Uniform Commercial Code as adopted in South Dakota.

Obligations Secured.  This security interest secures the payment and performance of (i) all of the Borrower’s obligations under the Loan Agreement and each Loan Document referenced therein, including the Expansion Construction Note, and the Note, and (ii) each and every debt, liability and obligation of every type and description which the Borrower may now or at any time owe to the Secured Party, whether now existing or hereafter arising, direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, joint, several, or joint and several.

This security interest also secures all extensions, renewals, modifications and replacements of the above described obligations.  Such obligations are hereinafter collectively referred to as the “Secured Obligations”.

Borrower’s Representations and Warranties and Further Agreements.  Borrower warrants, represents and agrees that:

1.             If part of the Collateral now constitutes, or as and when acquired by Borrower will constitute, inventory or equipment (as those terms are defined in the uniform Commercial Code as adopted in South Dakota) such collateral is or will be kept at the offices of Northern Lights Ethanol, LLC, which has a post office address of 48416 144th Street, Big Stone City, South Dakota 57216 will not be removed from such location or locations (except for transfers between Borrower’s locations in the ordinary course of business) unless, prior to any such removal, Borrower has given written notice to the Secured Party of the location or locations to which the Borrower desires to remove the same, and the Secured Party has given its written consent to such removal.  If any of the locations where Borrower now or hereafter keeps the Collateral are leased by the Borrower, the Borrower shall at Secured Party’s request, obtain a Landlord’s waiver in a form satisfactory to Secured Party.  All of the Borrower’s inventory and equipment shall constitute Collateral, even if located at a location not set forth above.

2.             Borrower is organized under the laws of the State of South Dakota.  Borrower’s principal place of business has a post office address of 48416 144th Street, Big Stone City, South Dakota 57216.  Borrower will notify the Secured Party in writing of any change in Borrower’s location.  The Borrower’s Internal Revenue Service Taxpayer Identification Number is 46-0460145, and the Borrower shall use such number as its exclusive Internal Revenue Service Taxpayer Identification Number until all of its Obligations under this Agreement are satisfied in full.  The Borrower will not change its name as incorporated, without the Secured Party’s prior written consent, which may be conditioned upon the Borrower signing amendments to UCC-1s or other documents as the Secured Party may require.  Borrower is not engaged in and will not engage in farming or growing crops.

3.             Borrower has or will acquire title to and will at all times keep the Collateral free of all liens and encumbrances, except the security interest created hereby and has full power and authority to execute this Security Agreement, to perform Borrower’s obligations hereunder and to subject the Collateral to the security interest created hereby.  Borrower will pay all fees, assessments, charges or taxes arising with respect to the Collateral.  There is no encumbrance or security interest with respect to all or any part of the Collateral.  All costs of keeping the Collateral free of encumbrances and security interests prohibited by this Agreement and of removing same if they should arise shall be the obligation of the Borrower, and such obligation shall be part of the Secured Obligations.

4.             Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising or issued) a valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of the account debtor or other obligor named therein or in Borrower’s records pertaining thereto as being obligated to pay such obligation.  Borrower will not agree to any material modification, amendment or cancellation of any such obligation without Secured Party’s prior written consent, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

5.             Borrower will at any time or times hereafter execute such financing statements and other documents and instruments and perform such acts as the Secured Party may from time to time request to establish, maintain, perfect and enforce a valid security interest in the Collateral, and will pay all costs of filing and recording.  Borrower irrevocably authorizes the Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Article 9 of the Uniform Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower and, (ii) in the case of a financing statement, filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  The Borrower agrees to furnish any such information to the Secured Party promptly.  In the event the Borrower owns any right in a commercial tort claim (as defined by the UCC), Borrower shall so inform Secured Party and will sign any additional documentation granting Secured Party a security interest therein as Secured Party may require.

6.             Borrower will maintain business interruption insurance and keep all tangible Collateral and all lands, plants, buildings and other property now or hereafter owned or used in connection with its business in good condition, normal depreciation excepted, and insured against loss or damage by fire (including so-called extended coverage), theft, physical damage, and against such other risks, including without limitation public liability, in such amounts, with such insurers and upon such terms as Secured Party may reasonably require.  Borrower will include Secured Party as an additional insured and obtain loss payable endorsements on applicable insurance policies in favor of Borrower and Secured Party as their interests may appear and at Secured Party’s request will deposit the insurance policies with Secured Party.  Borrower shall cause each insurer to agree, by Policy endorsement or by issuance of a Certificate of Insurance or by independent instrument furnished to Secured Party, that such insurer will give 30 days’ written notice to Secured Party before such policy will be altered or canceled.  Borrower irrevocably appoints Secured Party as Borrower’s attorney in fact to make claim for, to negotiate settlement of claims, to receive payment for and to execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage under any insurance policy covering the Collateral.

7.             Borrower will promptly notify Secured Party of any loss or material damage to any Collateral or of any adverse change, known to Borrower, in the prospect of payment of any sums due on or under any instrument, chattel paper, account or general intangible constituting Collateral.

8.             Upon Secured Party’s request (whether a Default as hereinafter defined, has occurred) Borrower will promptly deliver to Secured Party any instrument, document or chattel paper constituting Collateral.

9.             Upon Borrower’s Default in performing its obligations hereunder, Secured Party shall have the authority, but shall not be obligated to:  (i) effect such insurance and necessary repairs and pay the premiums therefor and the costs thereof; (ii) pay and discharge any fees, assessments, charges, taxes, liens and encumbrances on the Collateral; and (iii) notify the appropriate governmental authority or other obligor to remit directly to Secured Party or its order any bio-energy subsidy or other government entitlement, subsidy, payment or program right constituting part of the Collateral.  All sums so advanced or paid by the Secured Party shall be payable by Borrower on demand with interest at the highest rate then charged on the Secured Obligations (but not exceeding the maximum rate allowed by law) and shall be a part of the Secured Obligations.

10.           Borrower will not sell, lease or otherwise dispose of the Collateral other than in the ordinary course of its business at prices constituting the then fair market value thereof.

11.           The Secured Party shall have the authority (whether or not a Default has occurred) but shall not be obligated to:  (a) notify any or all account debtors and obligors on instruments constituting Collateral of the existence of the Secured Party’s security interest and if a Default has occurred to pay or remit all sums due or to become due directly to the Secured Party or its nominee; (b) place on any chattel paper received as proceeds or otherwise constituting Collateral, a notation or legend showing the Secured Party’s security interest; (c) if a Default has occurred, in the name of the Borrower or otherwise, to demand, collect, receive and receipt for, compound, compromise, settle, prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral; (d) if a Default has occurred, take any action which the Secured Party may deem necessary or desirable in order to realize on the Collateral, including, without limitation, the power to perform any contract, to indorse in the name of Borrower any checks, drafts, notes or other instruments or documents received in payment of or on account of the Collateral; (e) to place upon Borrower’s books and records relating to the accounts and general intangibles covered by the security interest granted hereby a notation or legend stating that such account or general intangible is subject to a security interest held by the Secured Party; and (f) after any Default, to enter upon and into and take possession of all or such part(s) of the properties of Borrower, including lands, plants, buildings, machinery, equipment and other property as may be necessary or appropriate in the judgment of the Secured Party to permit or enable the Secured Party to manufacture, produce, process, store or sell or complete the manufacture, production, processing, storing or sale of all or any part of the Collateral, as the Secured Party may elect, and to use and operate such properties for these purposes and for such length of time as the Secured Party may deem necessary or appropriate for these purposes without the payment of any compensation to Borrower thereof.

12.           Borrower will, if a Default has occurred and upon receipt of request from Secured Party, notify all account debtors and other obligors of the existence of the Secured Party’s security interest and direct such account debtors and other obligors to pay or remit all sums due or to become due directly to the Secured Party or its nominee.  Borrower will hold all of the proceeds of any collections and all returned and repossessed goods thereafter received by Borrower in trust for the Secured Party, and will not commingle the same with any other funds or property of the Borrower, and will deliver the same forthwith to the Secured Party at its request.  Nothing in this Section restricts Secured Party’s right to notify account debtors directly.

13.           Borrower will keep accurate books, records and accounts with respect to the Collateral, and with respect to the general business of Borrower, and will make the same available to the Secured Party at its request for examination and inspection; and will make and render to the Secured Party such reports, accountings and statements as the Secured Party from time to time may request with respect to the Collateral; and will permit any authorized representative of the Secured Party to examine and inspect during normal business hours, any and all premises where the Collateral is or may be kept or located.

14.           The occurrence of any of the events identified as a “Default” or “Event of Default” under the Loan Agreement will constitute a Default hereunder.

15.           Whenever a Default shall exist, the Secured Party may, at its option and without demand or notice, except to the extent notice is required under the Loan Agreement, declare all or any part of the Secured Obligations immediately due and payable, and the Secured Party may exercise, in addition to the rights and remedies granted hereby, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law.  The Secured Party shall be entitled to recover its attorneys’ fees, service tax thereon, and all costs incurred by such attorneys, to the extent permitted by law.

16.           Borrower agrees, in the event of Default, to make the Collateral available to the Secured Party at a place or places to be designated by the Secured Party, which is reasonably convenient to both parties, and to pay all costs of the Secured Party, including reasonable attorneys’ fees, service tax thereon, and all costs incurred by such attorneys, in the collection of any of the Secured Obligations and the enforcement of any of the Secured Party’s rights.  If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed properly given if mailed a reasonable time before such disposition, postage prepaid, addressed to the Borrower at the address shown above.  Secured Party’s duty of care with respect to Collateral in its possession shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral.  Secured Party shall not be obligated to preserve any rights Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.  No delay or failure by the Secured Party in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

17.           This Agreement is governed by the laws of the State of South Dakota, without regard to its conflicts or choice of law provisions.

Dated this 28th day of August, 2006.

BORROWER:

NORTHERN LIGHTS ETHANOL, LLC

By:	/s/	Delton Strasser
Delton Strasser
Its: President